Exhibit 21

                          Subsidiaries of Registrant


        Registrant                 Subsidiary           State of Incorporation
========================== ========================== ==========================
Hemlock Federal Financial  Hemlock Federal Bank for   United States
Corporation                Savings
========================== ========================== ==========================